UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                               Amendment No. 1 to


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 28, 2007



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Delaware                       0-32019                   88-0426048
 (State of incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)

                                 21-00 Route 208
                               Fairlawn, NJ 07410
                    (Address of principal executive offices)


                  Registrant's telephone number: (603) 766-1973


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

     This current report on Form 8-K is intended to amend our current report on Form 8-K filed on October 4, 2007 (the "October 8-K").

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As previously reported in the October 8-K, we issued 6% Secured Convertible Promissory Notes to several accredited investors in the aggregate principal amount of $11,643,624 on September 28, 2007. On November 29, 2007, the Company received additional cash in the aggregate amount of $500,000 in connection with the issuance and sale to eight accredited investors of 6% Secured Convertible Promissory Notes (the "Additional Notes"). In connection with this issuance and sale, we issued warrants (the "Additional Warrants") to purchase shares of our common stock (the "Common Stock") to such investors. A description of the terms of the Additional Notes and the Additional Warrants and the registration rights relating to the shares of Common Stock issuable upon conversion of the Additional Notes or exercise of the Additional Warrants is incorporated herein by reference to the description of the A Notes and the Warrants in Item 2.03 of the October 8-K.

     The gross cash proceeds from the sale of the Additional Notes ($500,000) are intended to be used for working capital and general corporate purposes.

     The Additional Notes and Additional Warrants and any capital stock issuable upon conversion of such notes and/or exercise of such warrants have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Item 3.02.  Unregistered Sales of Equity Securities.

     The information included under Item 2.03 with respect to the issuance of the Additional Notes and Additional Warrants is incorporated by reference in this Item 3.02.

     The Additional Notes in the aggregate principal amount of $500,000 are convertible into an aggregate of approximately 4,545,455 shares of Common Stock at a conversion price of $0.11 per share. Accrued interest on the Additional Notes is payable in cash on a quarterly basis, or at the election of the holder, convertible into Common Stock at a conversion price of $0.11 per share. The Additional Warrants entitle the holder thereof to purchase an aggregate of approximately 1,666,667 shares of Common Stock at an exercise price of $0.15 per share.

     The placement agent of the Additional Notes and Additional Warrants received in the aggregate a cash fee of approximately $50,000 and seven-year warrants to purchase an aggregate of approximately 454,545 shares of Common Stock at an exercise price of $0.11 per share. These warrants contain a "cashless exercise" option. Greg Osborn, our Executive Chairman, is the founder and Managing Director of an affiliate of the placement agent.

     The Additional Notes and Additional Warrants have been issued and sold in transactions exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(2) thereunder, as such transactions did not involve a public offering of securities.

     The number of shares of Common Stock outstanding immediately after the issuance of the Additional Notes and Additional Warrants on November 29, 2007 was 116,744,447.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Tasker Products Corp.

Dated: December 5, 2007                       By: /s/ Stathis Kouninis
                                                  ----------------------
                                                     Stathis Kouninis
                                                     Chief Financial Officer